IMAX CORPORATION

EXHIBIT 10.10

AMENDING AGREEMENT

This Amendment to Services Agreement dated as of February 14, 2011 (the “Amending Agreement”) is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the “Company”),

and

BRAD WECHSLER (the “Executive”)

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Services Agreement dated as of December 11, 2008 (the “Agreement”).

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1 of the Agreement shall be deleted and replaced with the following:

1.	Term. The term of the Agreement shall begin on the Effective Date and run through the earlier of (i) such date that Chairman is not re-elected to the Board, and (ii) April 1, 2013 (the “Term”) provided, however, that the Board agrees to use its best efforts to cause Chairman to be re-elected to the Board in 2013 provided the Agreement has been renewed for an additional term, unless Chairman has engaged in activity that would have constituted dismissal for Cause as that term is defined in the Employment Agreement.

2.	General. Except as amended herein, all other terms of the Agreement shall remain in full force and unamended.

DATED as of February 14, 2011.

AGREED AND ACCEPTED:

/s/ Bradley J. Wechsler
Bradley J. Wechsler

IMAX CORPORATION

Per	/s/ Garth M. Girvan
Name:	Garth M. Girvan
Title:	Director